Exhibit 10.3

TRI POINTE Group, INC.

2013 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT – Time Vested
(Executive Form)

TRI Pointe Group, Inc., a Delaware corporation (the "Company"), hereby grants to [_________] (the "Holder") as of [________] (the "Grant Date"), pursuant to the terms and conditions of the TRI Pointe Group, Inc. 2013 Long-Term Incentive Plan (the "Plan"), a restricted stock unit award (the "Award") with respect to [_____________] shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the "Agreement").

1.Award Subject to Acceptance of Agreement.  The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2.Rights as a Stockholder.  The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares.  As of each date on which the Company pays a cash dividend to record owners of shares of Common Stock (a "Dividend Date"), then the number of shares subject to the Award shall increase by (i) the product of the total number of shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a share of Common Stock on such Dividend Date.  Any such additional shares shall be subject to the same vesting conditions and payment terms set forth herein as the shares to which they relate.

3.Restriction Period and Vesting.

3.1.Service-Based Vesting Condition.  Except as otherwise provided in this Section 3, the Award shall vest (i) on the first anniversary of the Grant Date with respect to one-third of the number of shares subject thereto on the Grant Date, rounded down to the nearest whole share, (ii) on the second anniversary of the Grant Date with respect to an additional one-third of the number of shares subject thereto on the Grant Date, rounded up to the nearest whole share, and (iii) on the third anniversary of the Grant Date with respect to the remaining shares subject thereto on the Grant Date, provided the Holder remains continuously employed by the Company through the applicable vesting date.  The period of time prior to the vesting shall be referred to herein as the "Restriction Period."

3.2.Change in Control and Acceleration.  In the event a Change in Control occurs prior to the end of the Restriction Period, the following provisions will apply:

3.2.1.If (a) the Holder remains continuously employed by the Company through the date of the closing of the Change in Control transaction, and (b) the Award is not assumed in full by the acquiring or successor company or its affiliate upon the closing of the Change in Control or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction, the Award will vest as of the date of the closing of the Change in Control.

3.2.2.If (a) the Holder remains continuously employed by the Company through the date of the closing of the Change in Control transaction, and (b) the Award is assumed in full by the acquiring or successor company or its affiliate upon the closing of the Change in Control, or is otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction, the Award will become vested in accordance with the provisions of Section 3.1, provided that if the Holder suffers a Qualifying Termination before all the all shares become vested and the Holder remains continuously employed by the Company or its successor-in-interest or an affiliate thereof through the date of such Qualifying Termination, the Award will become fully vested as to all remaining shares upon the effective date of such Qualifying Termination.  A Qualifying Termination means any termination of the service of the Holder that occurs within three (3) months prior to or eighteen (18) months following a Change in Control, by reason of the Holder's dismissal or discharge by the Company (or its successor-in-interest) for reasons other than for (a) "Cause" as defined in the Holder's employment agreement [or change in control agreement], if applicable, or (b) if the Holder is not a party to an employment agreement [or change in control agreement] or if any such agreement does not have a definition of "cause", the following:  (i) the Holder's breach of any agreement with the Company (or its successor-in-interest), (ii) the Holder's failure or refusal to satisfactorily perform the duties reasonably required of him or her as an employee to the Company (or its successor-in-interest), (iii) the Holder's commission of any act of fraud.

3.3.For purposes of the Agreement, a "Change in Control" means (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any entity with respect to which, following such acquisition, more than 65% of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity's governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or (ii) the consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or (iii) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.  Notwithstanding the foregoing, (i) any bona fide primary or secondary public offering shall not constitute a Change in Control and (ii) if a Change in Control constitutes a payment event with respect to any payment or benefit that provides for the deferral of compensation and is subject to Section 409A, the Change in Control transaction or event with respect to such payment or benefit must also constitute a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

3.4.Termination of Employment. Except as set forth in Section 3.2, if the Holder's employment terminates prior to the end of the Restriction Period for any reason, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.

4.Delivery of Certificates.  Subject to Section 6, as soon as practicable (but no later than thirty (30) days) after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder's name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.  Prior to the issuance to the Holder of the shares of Common Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.

5.Transfer Restrictions and Investment Representation.

5.1.Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution, pursuant to the designation of one or more beneficiaries on the form prescribed by the Company, a trust or entity established by the Holder for estate planning purposes, a charitable organization designated by the Holder or pursuant to a qualified domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2.Investment Representation. The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable.  As a further condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6.Additional Terms and Conditions of Award.

6.1.Withholding Taxes. (a) The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock upon the vesting of the Award, payment by the Holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award (the "Required Tax Payments").

(b)The Holder may satisfy his or her obligation to advance the Required Tax Payments by any of the following means:  (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered or an amount of cash which would otherwise be payable to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3).  Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.

6.2.Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants.  The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.3.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of

Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.4.Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

6.5.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

6.6.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

6.7.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to TRI Pointe Group, Inc., Attn:  Chief Financial Officer, 19540 Jamboree Road, Suite 300, Irvine, California 92612, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.8.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.9.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  The Holder hereby acknowledges receipt of a copy of the Plan.

6.10.Entire Agreement. The Plan is incorporated herein by reference.  Capitalized terms not defined herein shall have the meanings specified in the Plan.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder's interest except by means of a writing signed by the Company and the Holder.

6.11.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.12.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.13.Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

TRI POINTE GROUP, INC.,
a Delaware corporation

By:	Name: Its:

Accepted this ______ day of ________, 20____.

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